UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 12, 2012

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Holiday Square Blvd., Covington, Louisiana	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2012, Globalstar, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (the “Delisting Notice”) notifying the Company that it has not regained compliance with Listing Rule 5550(a)(2) (continued listing requirement to maintain the closing bid price of its common stock at $1.00 per share), and accordingly, its securities will be delisted from the Capital Market. The Delisting Notice stated that unless the Company requests an appeal of the determination to delist the Company, trading of the Company’s common stock will be suspended at the opening of business on September 20, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. If an appeal is filed within the time required, delisting action will be stayed while the appeal is pending.

Previously, on September 12, 2011, Nasdaq notified the Company that for 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements set forth in Listing Rule 5450(a)(1), and that, pursuant to Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until March 12, 2012, to regain compliance with the minimum bid price requirement. Subsequently, on March 15, 2012, the Company transferred to the Nasdaq Capital Market, entitling the Company to an additional 180-day grace period, or until September 10, 2012, to regain compliance.

The Delisting Notice stated that the Company may appeal Nasdaq’s determination to the panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request by the Company will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the panel’s decision. The request for a hearing must be submitted no later than 4:00 p.m. Eastern Time on September 19, 2012. The Company intends to appeal Nasdaq’s decision to delist the Company.

Item 8.01 Other Events.

On September 13, 2012, the Company entered into an agreement with Thales Alenia Space France for the manufacture and delivery of six additional satellites for the Globalstar second-generation constellation. The purchase price for the six satellites, certain software upgrades and related services is €149.9 million, payable over 34 months after the first payment based on Thales reaching construction milestones. Neither party is obligated to perform under the contract until Globalstar obtains financing for at least 85% of the total contract price, among other conditions.

On September 18, 2012, the Company announced that it had resolved its dispute with Arianespace concerning the additional amounts that Globalstar will pay to cover costs associated with the delays experienced during three prior launch campaigns. A press release regarding this matter is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 18, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR. INC.

/s/ L. Barbee Ponder IV
L. Barbee Ponder IV
General Counsel and Vice President of Regulatory Affairs

Date: September 18, 2012

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